EXHIBIT 99.1

Tenax Therapeutics Reports First Quarter 2024 Financial Results and Provides a Corporate Update

Currently Enrolling Patients in Phase 3 LEVEL Study with 24 Investigative Sites Initiated

Secured Global Development and Commercial Rights to Levosimendan for

Treatment of PH-HFpEF

Expanded Intellectual Property Estate for Levosimendan with Issuance of New U.S. Patent

Recently Hosted KOL Event, “LEVEL Setting,” Featuring Four Experts in Heart Failure Discussing the Unmet Medical Need in PH-HFpEF and Potential of Levosimendan to Address Disease

Raised Approximately $8 Million of Net Proceeds in Registered Public Offering in February 2024

CHAPEL HILL, N.C., May 14, 2024 (GLOBE NEWSWIRE) -- Tenax Therapeutics, Inc. (Nasdaq: TENX), a Phase 3, development-stage pharmaceutical company focused on identifying, developing and commercializing products that address cardiovascular and pulmonary diseases with high unmet medical need, announced financial results for the first quarter of 2024 and provided a corporate update.

“The first quarter of 2024 was a productive and historically important period for Tenax Therapeutics, highlighted by the initiation of our Phase 3 LEVEL study evaluating TNX-103 (oral levosimendan) for the treatment of PH-HFpEF,” said Chris Giordano, President and Chief Executive Officer of Tenax Therapeutics. “We were also able to expand our patent estate and secure global commercial rights for levosimendan for the treatment of PH-HfpEF. In April, we hosted a KOL event entitled “LEVEL Setting,” featuring four prominent experts in the field of heart failure discussing the pathophysiology of PH-HfpEF and the potential for levosimendan to address one of the largest unmet needs in cardiovascular medicine.”

“As we approach the midpoint of 2024, we continue initiating trial sites and enrolling patients in LEVEL. We are excited to see the cardiology community enthusiastically embracing this Phase 3 study.  We plan to provide updates on the TNX-103 program later this year.”

Recent Corporate and Clinical Highlights

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In April 2024, the Company announced that the United States Patent and Trademark Office (USPTO) granted the Company a patent, U.S. Patent No. 11,969,424, covering the use of TNX-103 (oral levosimendan), TNX-102 (subcutaneous levosimendan), TNX-101 (IV levosimendan), the active metabolites of levosimendan (OR1896 and OR18955) and various combinations of cardiovascular drugs with levosimendan when used to improve exercise performance in patients with pulmonary hypertension from heart failure with preserved ejection fraction (PH-HFpEF). The ‘424 patient also expressly provides IP protection for levosimendan at all therapeutic doses, and for levosimendan in combination with various cardiovascular drugs, for use in PH-HFpEF.

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In April 2024, the Company hosted “LEVEL Setting” – a scientific roundtable exploring the rationale for TNX-103 (oral levosimendan) in the treatment of PH-HFpEF. Presentations were made by four globally recognized experts in the field who then answered questions from attendees (LINK TO EVENT):

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○	Understanding the setting of PH-HFpEF – Sanjiv Shah, M.D. (Northwestern University)

○	Mechanism of Action of Levosimendan – Daniel Burkhoff, M.D., Ph.D. (Columbia)

○	Review of data from the Phase 2 HELP Study – Barry Borlaug, M.D. (Mayo Clinic)

○	Current treatment landscape in PH-HFpEF – Javed Butler, M.D., M.P.H., M.B.A. (Baylor Scott & White)

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In February 2024, Dr. Sanjiv Shah, Stone Professor of Medicine, Director of Research for the Bluhm Cardiovascular Institute, and Director of the HFpEF Program at Northwestern University Feinberg School of Medicine, presented data and reviewed the scientific basis for the use of levosimendan in PH-HFpEF. Dr Shah’s presentation capped off a scientific session focused on the treatment of PH in patients with heart failure at Cardiovascular Research Foundation’s Technology and Heart Failure Therapeutics (THT) 2024 Conference in Boston.

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In February 2024, the Company announced that it secured global IP, development, and commercial rights to oral and subcutaneous levosimendan for the treatment of PH-HFpEF. The agreement expands the rights of Tenax Therapeutics to engage potential global strategic pharmaceutical partners and improves net sales royalty rate structure, now ranging from high single-digit to low-teen percentages, and lowers maximum cost of goods.

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In February 2024, the Company closed a registered public offering of its common stock, pre-funded warrants and warrants. The Company intends to use the net proceeds to advance the initiation of sites and the enrollment and treatment of patients in its LEVEL study, as well as for working capital and other general corporate purposes.

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In February 2024, Tenax Therapeutics announced that the first patient had enrolled in the Phase 3 LEVEL Study (LEVosimendan to Improve Exercise Limitation in PH-HFpEF Patients) ( NCT05983250 ). Over 50 sites (U.S. and Canada) have agreed to participate in the LEVEL study, a randomized, controlled Phase 3 trial of 152 patients. The Company is thrilled to have the support of leading research centers with large PH-HFpEF populations. The Company forecasts topline LEVEL data will be available second half 2025.

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In February 2024, the United States Patent and Trademark Office (USPTO) informed Tenax Therapeutics it has allowed claims within the Company’s patent application covering the use of TNX-103 (oral levosimendan), TNX-102 (subcutaneous levosimendan), TNX-101 (IV levosimendan), the active metabolites of levosimendan (OR1896 and OR18955) and various combinations of cardiovascular drugs with levosimendan when used to improve exercise performance in PH-HFpEF patients titled: “LEVOSIMENDAN FOR TREATING PULMONARY HYPERTENSION WITH HEART FAILURE WITH PRESERVED EJECTION FRACTION (PH-HFpEF).”

First Quarter 2024 Financial Results

Tenax Therapeutics reported cash and cash equivalents of $12.5 million as of March 31, 2024. In February 2024, the Company raised approximately $8.0 million of net proceeds in a registered public offering.

Research and Development expenses for the first quarter of 2024 were $2.7 million, compared to $265 thousand for the first quarter of 2023. The $2.4 million increase year-over-year is primarily attributable to increased costs for the ongoing Phase 3 LEVEL study.

General and administrative expenses for the first quarter of 2024 were $1.2 million which were comparable to the first quarter of 2023.

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Tenax Therapeutics reported a net loss for the first quarter of 2024 of $3.8 million, compared to a net loss of $1.4 million the first quarter of 2023.

About the Phase 3 LEVEL Study ( NCT05983250 )

The LEVEL Study is a Phase 3, double-blind, randomized, placebo-controlled study of levosimendan in patients with PH-HFpEF. Approximately 152 subjects will be randomized in a 1:1 ratio to receive an oral dose of levosimendan (2 mg/day) or placebo for Weeks 1 to 4 and 3 mg/day or placebo for Weeks 5 to 12. The primary outcome measure for the study is change in six-minute walk distance from Baseline to Week 12. All randomized subjects will have the option to enter the 92-week OLE following the completion of all study events at Week 12.

About Levosimendan (TNX-101, TNX-102, TNX-103)

Levosimendan is a unique, potassium ATP channel activator and calcium sensitizer that affects the heart and vascular system through multiple mechanisms of action. Initially discovered and developed by Orion Corporation in Finland, intravenous levosimendan has been granted marketing authorization in over 60 countries outside the United States for use in hospitalized patients with acutely decompensated heart failure. Results of Tenax Therapeutics’ Phase 2 HELP study of levosimendan in patients with pulmonary hypertension (PH) with heart failure with preserved ejection fraction (HFpEF) demonstrated that I.V. levosimendan produces potent dilation of the central and pulmonary venous circulations which translates into an improvement in exercise capacity, a discovery that is the basis of LEVEL, the Phase 3 investigation of Tenax Therapeutics’ potential groundbreaking therapy. To date, no other drug therapy has improved exercise tolerance in patients with PH associated with HFpEF, “a growing epidemic with high morbidity and mortality and no treatment. The clear unmet need and lethal nature of PH-HFpEF must be met with novel solutions at all levels of therapeutic development” (AHA Scientific Advisory, “A Call to Action,” 2022).

About Tenax Therapeutics

Tenax Therapeutics, Inc. is a Phase 3, development-stage pharmaceutical company focused on identifying, developing, and commercializing products that address cardiovascular and pulmonary diseases with high unmet medical need. The Company owns global rights to develop and commercialize levosimendan, which it has prioritized in the near term. Tenax Therapeutics also may resume developing its unique oral formulation of imatinib. For more information, visit www.tenaxthera.com. Tenax Therapeutics’ common stock is listed on The Nasdaq Stock Market LLC under the symbol “TENX”.

Caution Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations and assumptions contained in this press release are forward-looking statements. These forward-looking statements may include information concerning possible or projected future business operations. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include:  our ability to raise additional money to fund our operations for at least the next 12 months as a going concern; risks related to our business strategy, including the prioritization and development of product candidates; risks of our clinical trials, including, but not limited to, the timing, delays, costs, design, initiation, enrollment, and results of such trials; any delays in regulatory review and approval of product candidates in development; reliance on third parties, including Orion Corporation, our manufacturers and CROs; risks regarding the formulation, production, marketing, customer acceptance and clinical utility of our product candidates; our estimates regarding the potential market opportunity for our product candidates; the potential advantages of our product candidates; our competitive position; intellectual property risks; risks related to our continued listing on Nasdaq; our ability to maintain our culture and recruit, integrate and retain qualified personnel and advisors, including on our Board of Directors; volatility and uncertainty in the global economy and financial markets in light of the possibility of pandemics, global financial and geopolitical uncertainties, including in the Middle East and the Russian invasion of and war against the country of Ukraine; changes in legal, regulatory and legislative environments in the markets in which we operate and the impact of these changes on our ability to obtain regulatory approval for our products; and other risks and uncertainties set forth from time to time in our SEC filings. Tenax Therapeutics assumes no obligation and does not intend to update these forward-looking statements except as required by law.

Contacts

Investor Contact:

John Fraunces

Managing Director

LifeSci Advisors, LLC

C: 917-355-2395, or

Brian Mullen

LifeSci Advisors, LLC

C: 203-461-1175

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Tenax Therapeutics, Inc. - Consolidated Balance Sheet

for the Periods Ended March 31, 2024 and December 31, 2023

	March 31, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$12,549,475	$9,792,130
Prepaid expenses	1,843,047	1,639,797
Other current assets	66,625	251,583
Total current assets	14,459,147	11,683,510
Other assets	1,117	1,117
Total assets	$14,460,264	$11,684,627

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,080,962	$2,073,149
Accrued liabilities	536,443	1,012,468
Note Payable	413,174	500,903
Total current liabilities	2,030,579	3,586,520
Total liabilities	2,030,579	3,586,520

Commitments and contingencies;
Stockholders' equity
Preferred stock, undesignated, authorized 4,818,654 shares;
Series A Preferred stock, par value $.0001, authorized 5,181,346 shares; issued and outstanding 210, as of March 31, 2024 and December 31, 2023, respectively	-	-
Common stock, par value $.0001 per share; authorized 400,000,000 shares; issued and outstanding 1,958,245 as of March 31, 2024 and 298,281 as of December 31, 2023, respectively	196	30
Additional paid-in capital	313,481,082	305,350,830
Accumulated deficit	(301,051,593)	(297,252,753)
Total stockholders’ equity	12,429,685	8,098,107
Total liabilities and stockholders' equity	$14,460,264	$11,684,627

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Tenax Therapeutics, Inc. - Consolidated Income Statement

for the Periods Ended March 31, 2024 and March 31, 2023

	Three months ended March 31,
	2024	2023

Operating expenses
General and administrative	$1,232,674	$1,273,730
Research and development	2,675,652	265,735
Total operating expenses	3,908,326	1,539,465

Net operating loss	3,908,326	1,539,465

Interest expense	7,963	7,350
Interest income		-
Other expense (income), net	(117,449)	(140,055)
Net loss	$(3,798,840)	$(1,406,760)

Net loss per share, basic and diluted	$(3.12)	$(12.10)
Weighted average number of common shares outstanding, basic and diluted	1,219,139	116,259

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